EXHIBIT 3.02




                                     BY-LAWS

                                       OF

                              TRAVELERS GROUP INC.




                           EFFECTIVE JANUARY 24, 1996

                                     BY-LAWS
                                       OF
                              TRAVELERS GROUP INC.



                                    ARTICLE I
                                    LOCATION


            SECTION 1. The location of the registered office of the Company in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

            SECTION 2. The Company shall, in addition to the registered office in the State of Delaware, establish and maintain an office within or without the State of Delaware or offices in such other places as the Board of Directors may from time to time find necessary or desirable.


                                   ARTICLE II
                                 CORPORATE SEAL


            SECTION 1. The corporate seal of the Company shall have inscribed thereon the name of the Company and the year of its creation (1988) and the words "Incorporated Delaware."


                                   ARTICLE III
                            MEETINGS OF STOCKHOLDERS


            SECTION 1. The annual meeting of the stockholders, or any special meeting thereof, shall be held either in the City of Baltimore, State of Maryland, or at such other place as may be designated by the Board of Directors or by the Executive Committee, or by the officer or group of Directors calling any special meeting.

            SECTION 2. Stockholders entitled to vote may vote at all meetings either in person or by proxy in writing. All proxies shall be filed with the Secretary of the meeting before being voted upon.

            SECTION 3. A majority in amount of the stock issued, outstanding and entitled to vote represented by the holders in person or by proxy shall be requisite at all meetings to constitute a quorum for the election of Directors or for the transaction of other business except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. If at any annual or special meeting of the stockholders, a quorum shall fail to attend, a majority in interest attending in person or by proxy may adjourn the meeting from time to time, not exceeding sixty days in all, without notice other than by announcement at the meeting (except as otherwise provided herein) until a quorum shall attend and thereupon any business may be transacted which might have been transacted at the meeting originally called had the same been held at the time so called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            SECTION 4. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors or the Executive Committee may determine by resolution. Except as otherwise set forth in the Certificate of Incorporation of the Company, each holder of voting stock shall be entitled to one vote for each share of such stock standing registered in his or her name. All annual meetings shall be general meetings.

            SECTION 5. The business to be transacted at the annual meeting shall include the election of Directors, consideration and action upon the reports of officers and Directors, the acts, contracts, transactions and proceedings of the officers, Directors, Executive Committee, and all other Committees of the Board and any other matters within the power of the Company which may be brought before the meeting.

            SECTION 6. Notice of the annual meeting shall be mailed by the Secretary to each stockholder entitled to vote, at his or her last known post office address, at least ten days but not more than sixty days prior to the meeting.

            SECTION 7. Special meetings of the stockholders may be called by the Chairman of the Board. A special meeting shall be called at the request, in writing, of a majority of the Board of Directors or of the Executive Committee, or by the vote of the Board of Directors or of the Executive Committee.

            SECTION 8. Notice of each special meeting, indicating briefly the object or objects thereof, shall be mailed by the Secretary to each stockholder entitled to vote at his or her last known post office address, at least ten days but not more than sixty days prior to the meeting.

            SECTION 9. If the entire Board of Directors becomes vacant, any stockholder may call a special meeting in the same manner that the Chairman of the Board may call such meeting, and Directors for the unexpired term may be elected at said special meeting in the manner provided for their election at annual meetings.


                                   ARTICLE IV
                                   DIRECTORS


            SECTION 1. The affairs, property and business of the Company shall be managed and controlled by a Board of Directors, with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III, as provided in the Certificate of Incorporation of the Company. The election and term of directors shall be as provided in the Certificate of Incorporation, as amended, from time to time.

            SECTION 2. Vacancies in the Board of Directors shall be filled as provided in the Certificate of Incorporation of the Company, as amended from time to time.


                                    ARTICLE V
                             POWERS OF THE DIRECTORS


            SECTION 1. The Board of Directors shall have the management of the business of the Company, and, in addition to the powers and authorities by these By-laws expressly conferred upon them, may exercise all such powers and do all such acts and things, as may be exercised or done by the Company, but subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of these By-laws.

            SECTION 2. The Directors and members of the Executive Committee and other committees appointed by the Board of Directors or by the Executive Committee as such shall not receive any stated salary for their services except where authorized by the Board of Directors, but, by resolution of the Board, a fixed sum and reasonable expenses may be allowed for attendance at each regular or special meeting, provided nothing herein contained shall be construed to preclude a Director or member of a committee from serving in any other capacity and receiving compensation therefor, but if he shall serve as an officer or employee of the Company or of any subsidiary company, receiving a salary, he shall be paid the actual expenses for attending meetings, but no other sums, except by the express order of the Board of Directors.


            SECTION 3. The Company shall indemnify, to the fullest extent permissible under the General Corporation Law of the State of Delaware, or the indemnification provisions of any successor statute, any person, and the heirs and personal representatives of such person, against any and all judgments, fines, amounts paid in settlement and costs and expenses, including attorneys' fees, actually and reasonably incurred by or imposed upon such person in connection with, or resulting from any claim, action, suit or proceeding (civil, criminal, administrative or investigative) in which such person is a party or is threatened to be made a party by reason of such person being or having been a director, officer or employee of the Company, or of another corporation, joint venture, trust or other organization in which such person serves as a director, officer, employee or agent at the request of the Company, or by reason of such person being or having been an administrator or a member of any board or committee of this Company or of any such other organization, including, but not limited to, any administrator, board or committee related to any employee benefit plan.

            The Company may advance expenses incurred in defending a civil or criminal action, suit or proceeding to any such director, officer, employee or agent upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that such person is not entitled to indemnification by the Company.

            The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person.

            SECTION 4. Each Director and officer and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Company or of any of its subsidiaries, or upon reports made to the Company or any of its subsidiaries by any officer of the Company or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

                                   ARTICLE VI
                            MEETINGS OF THE DIRECTORS


            SECTION 1. The Board of Directors shall meet as soon as convenient after the annual meeting of stockholders in the City of Baltimore, State of Maryland, or at such other place as may be designated by the Board of Directors or the Executive Committee, for the purpose of organization and the transaction of any other business which may properly come before the meeting.

            SECTION 2. Regular meetings of the Directors may be held without notice at such time and place as may be determined from time to time by resolution of the Board.

            SECTION 3. One-third of the total number of Directors shall constitute a quorum except when the Board of Directors consists of one Director, then one Director shall constitute a quorum for the transaction of business, but the Directors present, though fewer than a quorum, may adjourn the meeting to another day. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            SECTION 4. Special meetings of the Board may be called by the Board, the Executive Committee or the Chairman of the Board , on one day's notice, or other reasonable notice, to each Director, either personally, by mail or by wire, and may be held at such time as the Board of Directors, the Executive Committee or the officer calling said meeting may determine. Special meetings may be called in like manner on the request in writing of three Directors. If the Board of Directors or the Executive Committee so determine, such special meetings may be held at some place other than at the office of the Company in the City of Baltimore.

            SECTION 5. In the absence of both the Secretary and an Assistant Secretary, the Board of Directors shall appoint a secretary to record all votes and the minutes of its proceedings.

            SECTION 6. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action be signed by all of the members of the Board of Directors or committee as the case may be, and such written consent be filed with the minutes of the proceedings of the Board of Directors or such committee.




                                   ARTICLE VII
                               STANDING COMMITTEES


            SECTION 1. The Board of Directors may designate from their number standing committees and may invest them with all their own powers, except as otherwise provided in the General Corporation Law of the State of Delaware, subject to such conditions as they may prescribe, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose in the office of the Company, and shall report the same to the Board of Directors at their regular meeting.


                                  ARTICLE VIII
                               EXECUTIVE COMMITTEE


            SECTION 1. The Board of Directors may designate an Executive Committee of not more than ten nor fewer than two persons from among their own number. One-third of the members of the Executive Committee shall constitute a quorum except when the Executive Committee consists of two, then one member shall constitute a quorum. Any vacancy on the Executive Committee shall be filled by the Board of Directors.

            SECTION 2. The Executive Committee shall exercise all powers of the Board of Directors between the meetings of said Board except as otherwise provided in the General Corporation Law of the State of Delaware. No action of the Executive Committee shall become operative unless it has the affirmative vote of at least a majority of the members of the Executive Committee present and voting.

            SECTION 3. Regular meetings of the Executive Committee shall be held without notice at such time and place as may be determined from time to time by resolution of the Executive Committee. Special meetings of the Executive Committee may be called at any time upon one day's notice, or other reasonable notice, either personally, by mail or by wire, by the Chairman of the Board, the Chairman of the Executive Committee, or by any two members of the Executive Committee.

            SECTION 4. In the absence of both the Secretary and an Assistant Secretary, the Executive Committee shall appoint a secretary who shall keep regular minutes of the actions of the said Committee and report the same to the Board of Directors, which thereupon shall take action thereon.

            SECTION 5. The Board of Directors may designate from the members of the Executive Committee a Chairman of the Executive Committee. If the Board of Directors should not make such designation, the Executive Committee may designate a Chairman of the Executive Committee.

                                   ARTICLE IX
                             OFFICERS OF THE COMPANY



            SECTION 1. The officers of the Company shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Controller, a Secretary and a Treasurer. There also may be such other officers and assistant officers as, from time to time, may be elected or appointed by the Board of Directors or by the Executive Committee.


                                    ARTICLE X
                              OFFICERS - HOW CHOSEN


            SECTION 1. At the first meeting after the annual meeting of stockholders, the Directors shall elect annually from among their own number a Chairman of the Board and a President. They shall also elect the several Vice Presidents, a Controller, a Secretary and a Treasurer, to hold office for one year or until others are elected and qualify in their stead or until their earlier resignation or removal.

            SECTION 2. The Directors or the Executive Committee shall also elect or appoint such other officers and assistant officers as from time to time they may determine, and who shall hold office during the pleasure of the Board or of the Executive Committee.


                                   ARTICLE XI
                              CHAIRMAN OF THE BOARD


            SECTION 1. The Chairman of the Board shall be the Chief Executive Officer of the Company, and shall have general supervision and direction over the business and policies of the Company, and over all the other officers of the Company and shall see that their duties are properly performed. He shall have all the powers conferred upon the President by these By-laws, except such as by the laws of the State of Delaware can be exercised only by the President or a Vice President.

            SECTION 2. He shall be ex-officio a member of all standing committees, shall have the general powers and duties of the direction, supervision and management usually vested in the Chief Executive Officer of a corporation, and shall preside at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and Executive Committee are carried into effect.

            SECTION 3. He shall submit reports of the current operations of the Company to the Board of Directors and Executive Committee at their regular meetings, and annual reports to the stockholders.

                                   ARTICLE XII
                                    PRESIDENT


            SECTION 1. The President shall be the Chief Operating Officer of the Company, and, if the President shall not also be the Chairman of the Board, shall be subordinate to the Chairman of the Board, shall have general supervision and direction over the business and policies of the Company, and over all the other officers of the Company, and shall see that their duties are properly performed.

            SECTION 2. The President shall preside at all meetings of the Board of Directors in the absence of the Chairman of the Board.

            SECTION 3. The President shall be ex-officio a member of all standing committees, and, in the absence of the Chairman of the Board, shall have the general powers and duties of the Chairman of the Board and of the supervision, direction and management usually vested in the office of a president or chief executive officer of a corporation.


                                  ARTICLE XIII
                                 VICE PRESIDENTS


            SECTION 1. Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or Executive Committee, or, subject to Section 2 of Article XVII, by the Chairman of the Board or the President. The Board of Directors may add to the title of any Vice President such distinguishing designation as may be deemed desirable, which designation may reflect seniority, duties, or responsibilities of such Vice President. In the absence of the President, any Vice President designated by the Chairman of the Board may perform the duties and exercise the powers of the President.



                                   ARTICLE XIV
                                   CONTROLLER


            SECTION 1. The Controller shall have charge of and supervise all accounting matters, the preparation of all accounting reports and statistics of the Company and its subsidiaries, and shall perform the duties usually incident to the office of the Controller. He shall submit such reports and records to the Board of Directors or the Executive Committee as may be requested by them, or by the Chairman of the Board or by the President.

                                   ARTICLE XV
                                   SECRETARY


            SECTION 1. The Secretary shall attend all sessions of the Board of Directors and of the Executive Committee, and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Standing Committees when required.

            SECTION 2. He shall see that proper notice is given of all meetings of the stockholders of the Company, of the Board of Directors and of the Executive Committee. In his absence, or in case of his failure or inability to act, an Assistant Secretary or a secretary pro-tempore shall perform his duties and such other duties as may be prescribed by the Board of Directors.

            SECTION 3. He shall keep account of certificates of stock or other receipts and securities representing an interest in or to the capital of the Company, transferred and registered in such form and manner and under such regulations as the Board of Directors may prescribe.

            SECTION 4. He shall keep in safe custody the contracts, books and such corporate records as are not otherwise provided for, and the seal of the Company. He shall affix the seal to any instrument requiring the same and the seal, when so affixed, shall be attested by the signature of the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer.


                                   ARTICLE XVI
                                    TREASURER


            SECTION 1. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all money in the name of, for the account of or to the credit of the Company in such depositories as may be designated by the Board of Directors or by the Executive Committee, and shall keep all securities and other valuable effects in a safe place designated by the Board of Directors or the Executive Committee.

            SECTION 2. He shall perform such other duties as the Board of Directors or the Executive Committee may from time to time prescribe or require.


                                  ARTICLE XVII
                               DUTIES OF OFFICERS


            SECTION 1. In addition to the duties specifically enumerated in the By-laws, all officers and assistant officers of the Company shall perform such other duties as may be assigned to them from time to time by the Board of Directors, the Executive Committee, or by their superior officers.

            SECTION 2. The Board of Directors or Executive Committee may change the powers or duties of any officer or assistant officer, or delegate the same to any other officer, assistant officer or person.

            SECTION 3. Every officer and assistant officer of the Company shall from time to time report to the Board of Directors, the Executive Committee or to his superior officers all matters within his knowledge which the interests of the Company may require to be brought to their notice.

                                  ARTICLE XVIII
                CERTIFICATES OF STOCK, SECURITIES, NOTES, ETC.


            SECTION 1. Certificates of stock, or other receipts and securities representing an interest in or to the capital of the Company, shall bear the signature of the Chairman of the Board, the President or any Vice President and bear the countersignature of the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer.


            SECTION 2. Nothing in this Article XVIII shall be construed to limit the right of the Company, by resolution of its Board of Directors or Executive Committee, to authorize, under such conditions as such Board or Committee may determine, the facsimile signature by any properly authorized officer of any instrument or document that said Board of Directors or Executive Committee may determine.

            SECTION 3. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been used on any certificates of stock, notes or securities shall cease to be such officer, transfer agent or registrar of this Company, whether because of death, resignation or otherwise, before the same shall have been issued by this Company, such certificates of stock, notes and securities may nevertheless be adopted by this Company and be issued and delivered as though the person or persons who signed the same or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar of this Company, and such adoption of said certificates of stock, notes and securities shall be evidenced by a resolution of the Board of Directors or Executive Committee to that effect.

            SECTION 4. All transfers of the stock of the Company shall be made upon the books of the Company by the owners of the shares in person or by their legal representatives.

            SECTION 5. Certificates of stock shall be surrendered and canceled at the time of transfer.

            SECTION 6. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

            SECTION 7. In the case of a loss or the destruction of a certificate of stock, another may be issued in its place upon satisfactory proof of such loss or destruction and the giving of a bond of indemnity, unless waived, approved by the Board of Directors or by the Executive Committee.


                                   ARTICLE XIX
               CHECKS, LOANS, COMMERCIAL PAPER, CONTRACTS, ETC.


            SECTION 1. Any two of the following officers who are authorized by the Board of Directors or Executive Committee, to wit, the Chairman of the Board, the President, the Vice Presidents, the Secretary or the Treasurer, not being the same person, or any of them together with an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, shall have the authority to sign and execute on behalf of the Company as maker, drawer, acceptor, guarantor, endorser, assignor or otherwise, all notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities and commercial paper of all kinds.

            SECTION 2. The Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer or any other person, when such officer or other person is authorized by the Board of Directors or Executive Committee, shall have authority, on behalf of and for the account of the Company, (a) to borrow money against duly executed obligations of the Company; (b) to sell, discount or otherwise dispose of notes, collateral trust notes, debentures, drafts, bills of exchange, acceptances, securities, obligations of the Company and commercial paper of all kinds; (c) to sign orders for the transfer of money to affiliated or subsidiary companies, and (d) to execute contracts.

            SECTION 3. The Board of Directors or the Executive Committee may either in the absence of any of said officers or persons, or for any other reason, appoint some other officer or some other person to exercise the powers and discharge the duties of such officer or person under this Article, and the officer or person so appointed shall have all the power and authority hereby conferred upon the officer for whom he may be appointed so to act.

            SECTION 4. Commercial paper, in the form of short term promissory notes, of the Company issued by arrangement with a bank duly authorized by the Board of Directors or Executive Committee of this Company shall be issued under the manual signature of one of the officers of the Company and manually co-signed on behalf of the Company by an employee of the bank approved by the Company; provided however, that the Board of Directors or Executive Committee may, by resolution, provide, with such protective measures as they may prescribe, that, in lieu of the manual signature of an officer of this Company on any such commercial paper of the Company issued by an authorized bank as aforesaid, the facsimile signature of an officer of this Company may be used thereon, and said facsimile signature, when placed thereon, shall have the same effect as though said commercial paper had been manually signed by an officer of this Company.

                                   ARTICLE XX
                                   FISCAL YEAR


            SECTION 1. The fiscal year of the Company shall begin the first day of January and terminate on the thirty-first day of December in each year.


                                   ARTICLE XXI
                                     NOTICE


            SECTION 1. Whenever under the provisions of the laws of the State of Delaware or these By-laws notice is required to be given to any Director, member of the Executive Committee, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given by wire or in writing by depositing the same in the post office or letter box in a post paid, sealed wrapper, addressed to such Director, member of the Executive Committee, officer or stockholder at his or her address as the same appears in the books of the Company; and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.


                                  ARTICLE XXII
                                WAIVER OF NOTICE


            SECTION 1. Any stockholder, Director or member of the Executive Committee may waive in writing any notice required to be given under these By-laws.


                                  ARTICLE XXIII
                              AMENDMENT OF BY-LAWS


            SECTION 1. The Board of Directors, at any meeting, may alter or amend these By-laws, and any alteration or amendments so made may be repealed by the Board of Directors or by the stockholders at any meeting duly called.